                                                                       Exhibit 1

                         Form of Underwriting Agreement





                                                           _______________, 1999

Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Dain Rauscher Wessels,
  a division of Dain Rauscher Incorporated
As representatives of the several Underwriters
  named in Schedule I hereto,
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Ladies and Gentlemen:

           Statia Terminals Group N.V., a Netherlands Antilles company (the "Company"), agrees with Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated (the "Representatives"), subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 7,600,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 760,000 additional shares (the "Optional Shares") of common shares, par value $0.01 per share (the "Common Shares") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares"). Statia Terminals Group N.V., Statia Terminals International N.V., Statia Terminals Corporation N.V., Statia Terminals N.V., Saba Trustcompany N.V., Bicen Development Corporation N.V., Seven Seas Steamship Company (Sint Eustatius) N.V., Statia Laboratory Services N.V., Statia Tugs N.V. (collectively, the "Netherlands Antilles Subsidiaries"), Statia Terminals Canada, Incorporated, Point Tupper Marine Services Limited Nova Scotia (together, the "Canadian Subsidiaries"), Statia Terminals New Jersey, Inc., Statia Terminals Delaware, Inc., Statia Terminals, Inc., W.P. Company, Inc., Seven Seas Steamship Company, Inc. (collectively, the "U.S. Subsidiaries") [and Petroterminal de Panama, S.A.] are referred to herein as the "Subsidiaries."

           1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) The Company is eligible to file a Form S-1 with the Securities and Exchange Commission (the "Commission") to register securities for sale in the United States and a registration statement on Form S-1 (File No. 333-72317) (the "Initial Registration Statement") in respect of the Shares has been filed with the Commission; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

                 (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Bear, Stearns & Co. Inc. expressly for use therein;

                  (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Bear, Stearns & Co. Inc. expressly for use therein;

                  (iv) Except for Statia Terminals Virgin Islands Corporation, which is an inactive subsidiary with minimal or no assets and is currently being liquidated, upon the closing of the offering, the Subsidiaries will be the only direct or indirect subsidiaries of the Company. Upon the closing of the offering, the Company will own 100% of the outstanding capital stock and other securities evidencing equity ownership of the Subsidiaries, in each case free and clear of any pledge, fiduciary transfer, security interest, claim, lien, limitation on voting rights or encumbrance, and all such securities will have been duly authorized and validly issued, fully paid and nonassessable and will not have been issued in violation of, or subject to, any preemptive or similar rights. Upon the closing of the offering, there will not be any outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of any Subsidiary;

                  (v) Neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, collision, grounding, spill, explosion, flood, hurricane, storm or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity, results of operations or prospects of the Company and the Subsidiaries, otherwise than as set forth in the Prospectus;

                  (vi) The Company and the Subsidiaries have good and marketable title to all real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries;

                  (vii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Netherlands Antilles and has all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, except where the failure to obtain such authorizations, approvals, orders, licenses, certificates and permits would not result in a Material Adverse Effect (as defined below), to carry on its business as it is currently being conducted and as described in the Prospectus and own, lease, license and operate its respective properties in accordance with its business as currently conducted. The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, either individually or in the aggregate, result in a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the business, condition (financial or other), properties, assets, liabilities, results of operations or prospects of the Company and the Subsidiaries taken as a whole;

                  (viii) Each of the Subsidiaries has been duly incorporated or organized, as the case may be, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, except where the failure to obtain such authorizations, approvals, orders, licenses, certificates and permits would not result in a Material Adverse Effect, to carry on its business as it is currently being conducted and as described in the Prospectus and own, lease, license and operate its respective properties in accordance with its business as currently conducted. Each of the Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, either individually or in the aggregate, result in a Material Adverse Effect;

                  (ix) The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Shares;

                  (x) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Shares contained in the Prospectus; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of the outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares; as of the date hereof there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Common Shares or any other class of capital stock of the Company (except as set forth in the Prospectus) and there are no restrictions on subsequent transfers of the Shares under the laws of the Netherlands Antilles (except as set forth in the Prospectus), Canada or of the United States;

                  (xi) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Prospectus;

                  (xii) All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company, any of the Subsidiaries or any of their properties or any stock exchange authorities (hereinafter referred to as "Governmental Authorizations") required for the due authorization, execution, delivery and performance by the Company of this Agreement have been obtained or made and are in full force and effect;

                  (xiii) This Agreement has been duly authorized, executed and delivered by the Company;

                  (xiv) All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Netherlands Antilles be paid in United States Dollars that may be freely transferred out of the Netherlands Antilles, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Netherlands Antilles and are otherwise free and clear of any other tax withholding or deduction in the Netherlands Antilles and without the necessity of obtaining any Governmental Authorization in the Netherlands Antilles;

                  (xv) All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of Canada be paid in United States Dollars that may be freely transferred out of Canada, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Canada and are otherwise free and clear of any other tax withholding or deduction in Canada and without the necessity of obtaining any Governmental Authorization in Canada;

                  (xvi) The issue and sale of the Shares to be sold by the Company hereunder and the compliance by the Company with all of the provisions of this Agreement will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of the Subsidiaries or an acceleration of any indebtedness of any of the Company or the Subsidiaries pursuant to (A) the charter, constitutive documents or bylaws of either of the Company or any of the Subsidiaries, (B) any Material Agreement (as defined below), (C) any statute, rule or regulation applicable to the Company or any of the Subsidiaries or their assets or properties or (D) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over any of the Company or the Subsidiaries or their assets or properties that, in the case of clauses (B), (C) and
           (D) above, would result in a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company for the execution, delivery and performance by the Company and the Subsidiaries of this Agreement, except (x) such as have been or will be obtained or made prior to the closing of this offering, (y) such as may be required by the National Association of Securities Dealers, Inc. (" NASD"). No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement other than such consents and waivers as have been or will be obtained [prior to the closing of this offering];

                  (xvii) Neither the Company nor any of the Subsidiaries is (A) in violation of its charter, constitutive documents or bylaws, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "Material Agreements") or (C) in violation of any law, statute, rule, regulation, judgment or court decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (B) and (C) above, would result in a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by either the Company or any of the Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not result in a Material Adverse Effect;

                  (xviii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Netherlands Antilles or Canada or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company to or for the respective accounts of the Underwriters or the sale and delivery outside the Netherlands Antilles or Canada by the Underwriters of the Shares to the initial purchasers thereof;

                  (xix) Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action that was designed to or that has constituted or which that reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (xx) The statements set forth in the Prospectus under the caption "Description of Common Shares", insofar as they purport to constitute a summary of the terms of the Common Shares, under the captions "Risk Factors--Risks Inherent in Our Business," "Cash Available for Payment of Dividends," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Transactions" and "Taxation," and under the caption "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                  (xxi) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity, results of operations or prospects of the Company and the Subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

                  (xxii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (xxiii) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC;

                  (xxiv) Neither the Company nor any of the Subsidiaries or, to the knowledge of the Company and the Subsidiaries, any employee or agent of the foregoing has made any payment of funds or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

                  (xxv) The Company and each of the Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus;

                  (xxvi) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes;

                  (xxvii) At _____, the Company would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods that have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied throughout the periods involved. The selected historical and pro forma information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Consolidated Financial Data" are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which that have been derived. The pro forma financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of
           Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Company, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements;

                  (xxviii) The Company and each of the Subsidiaries make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of assets, and maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (xxix) Arthur Andersen LLP, which has certified certain financial statements of the Company and the Subsidiaries are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (xxx) No labor disturbance by the employees of any of the Company or the Subsidiaries exists or, to the actual knowledge of the Company or the Subsidiaries, is imminent that might reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries are in compliance in all respects with, as applicable and except where a failure to so comply would not have a Material Adverse Effect, (A) all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") or (B) any similar Netherlands Antilles or Canadian federal or provincial legislation; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or the Subsidiaries would have any liability; none of the Company or the Subsidiaries has incurred or expects to incur liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (2) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); each "pension plan" that is maintained or contributed to by the Company or the Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification; and each employee benefit or pension plan that the Company or the Subsidiaries (as applicable) maintain or to which they are obligated to contribute and that is subject to the Pension Benefits Standards Act, 1985 (Canada), to any other Canadian federal law regulating employee benefit or pension plans or to any provincial law regulating employee benefit plans (a "Canadian Plan") is in compliance in all material respects with such laws, to the extent applicable. Neither the Company nor any of the Subsidiaries has incurred any material liability under any such Canadian Plan or otherwise on account of any failure to meet the contribution or minimum funding requirements applicable to, or the administration or termination of, any such Canadian Plan, and no event has occurred and no conditions exist that present a material risk that the Company or the Subsidiaries (as applicable) will incur liabilities on account of the foregoing circumstances that are material in the aggregate;

                  (xxxi) The Company and each of the Subsidiaries maintain insurance covering their respective properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses. Neither the Company nor any of the Subsidiaries has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company and the Subsidiaries, as the case may be;

                  (xxxii) The offering and sale of the Common Shares as contemplated by this Agreement does not give rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any capital stock or other securities of the Company;

                  (xxxiii) All tax returns required to be filed by the Company and each of the Subsidiaries have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest, except where the failure to make any such filing or payment would not have a Material Adverse Effect. To the knowledge of the Company and each of the Subsidiaries, there are no material proposed additional tax assessments against any of them or their assets or property;

                  (xxxiv) Except as otherwise described in the Prospectus, the Company and the Subsidiaries are (A) in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole;

                  (xxxv) Except as otherwise described in the Prospectus, in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; and the description in the Registration Statement of the agreement of Praxair, Inc. to pay certain environmental costs of the Company is accurate in all material respects and such agreement is in full force and effect;

                  (xxxvi) As of __________, neither the Company nor any of the Subsidiaries had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of December 31, 1998 or in the notes thereto. Since December 31, 1998 and up to the Closing Date (as defined in Section 4 hereof), except as set forth in the Prospectus, (A) neither the Company nor any of the Subsidiaries has (1) incurred any liabilities or obligations, direct or contingent, that are not in the ordinary course of business that would have a Material Adverse Effect or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business, development or financial condition of the Company or any of the Subsidiaries that would, either individually or in the aggregate, result in a Material Adverse Effect and (C) there has been no dividend or distribution of any kind declared, paid or made by either the Company or any of the Subsidiaries on any class of their capital stock;

                  (xxxvii) Except as described under the caption "Certain Relationships and Related Transactions" in the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any other person other than the Underwriters that would give rise to a valid claim against the Company, the Subsidiaries or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares;

                  (xxxviii) No consent, approval, authorization, exemption, order or decree of any Netherlands Antilles court or governmental or regulatory agency or body not otherwise obtained prior to the closing of this offering is required to permit Statia Terminals International N.V. to effect payments of dividends on the Shares, if any, or any payments on a non-judicial winding-up of Statia Terminals International N.V., in United States dollars;

                  (xxxix) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believe to be reliable and accurate in all material respects and represent the Company's good faith estimates that are made on the basis of data derived from such sources;

                  (xl) The Company has reviewed its operations and that of the Subsidiaries to evaluate the extent to which the business or operations of the Company or any of its Subsidiaries will be affected by the Year 2000 Problem (as defined below). As a result of such review, (A) the Company has no reason to believe, and does not believe, that (1) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus that have not been accurately described in the Registration Statement or Prospectus and (2) the Year 2000 Problem will not have a Material Adverse Effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and the Subsidiaries, taken as a whole; and (B) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and the Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a Material Adverse Effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and the Subsidiaries, taken as a whole. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

                  (xli) Each certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company or the Subsidiaries to the Underwriter as to the matters covered by such certificate; and

                  (xlii) The Company has not distributed and, prior to the later of (A) the Closing Date and (B) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

           2. Subject to the terms and conditions herein set forth herein (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $________, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

           The Company hereby grants to the Underwriters the right to purchase at their election, from time to time, up to 760,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the Initial Closing Date (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

           3. Upon the Company's authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

           4. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Bear, Stearns & Co. Inc. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Bear, Stearns & Co. Inc., through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to an account designated by the Company. The Company will cause the certificates representing the Shares to be made available for checking at least twenty-four hours prior to the Closing Date with respect thereto at the office of DTC or its designated custodian (the "Designated Office").

                  (a) The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on __________, 1999 or such other time and date as Bear, Stearns & Co. Inc. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Bear, Stearns & Co. Inc. in the written notice given by Bear, Stearns & Co. Inc. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Bear, Stearns & Co. Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "Initial Closing Date", such time and date for delivery of the Optional Shares, if not the Initial Closing Date, is herein called an "Option Closing Date", and each such time and date for delivery is herein called a "Closing Date".

                  (b) The documents to be delivered at each Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Andrews & Kurth L.L.P., 805 3rd Avenue, New York, New York 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Closing Date. A meeting will be held at the Closing Location at _______, New York City time, on the New York Business Day next preceding such Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

           5. The Company agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Closing Date that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended

Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatened initiation of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) From time to time to promptly take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus was delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus [and pursuant to an effective registration statement under the Act], not to offer, sell, contract to sell, establish or increase a put equivalent position relating to, or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Common Shares or Subordinated Shares, including but not limited to any securities that are convertible into, exchangeable for or derivative of, or that represent the right to receive, Common Shares or Subordinated Shares or any such substantially similar securities and not to register any Subordinated Shares under the Act, purchase any Subordinated Shares or grant any options or warrants to purchase Common Shares (in each case, other than issuances of Common Shares or Subordinated Shares in connection with certain acquisitions or capital improvements that are accretive on a per Share basis or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated;

                  (f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report in English (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and prepared in conformity with U.S. GAAP and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Subsidiaries for such quarter in reasonable detail and prepared in accordance with U.S. GAAP;

                  (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

                  (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (i) Not to (and to cause the Subsidiaries not to) take, directly or indirectly, any action which is designed to or that constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares;

                  (j) To use its best efforts to list for quotation the Shares on the New York Stock Exchange ("NYSE");

                  (k) During the period of three years after the last date of original issuance of the Shares, the Company will not be or become an "investment company" under the Investment Company Act; and

                  (l) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent applicable to it regarding the delivery of the Shares.

           6. The Company covenants and agrees with the several Underwriters that the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with:
(a) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other reasonable fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any Preliminary Prospectus and the Prospectus and all amendments and supplements thereto including the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (d) all fees and expenses in connection with listing the Shares on the NYSE; (e) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (f) the cost of preparing stock certificates; (g) the cost and charges of any transfer agent, registrar and/or depositary; (h) the cost of issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (i) all miscellaneous expenses referred to in Part II of the Registration Statement; (j) costs and expenses incurred by the Company and its representatives relating to meetings with, and presentations to, prospective purchasers of the Shares reasonably determined by the Underwriters to be necessary or desirable to effect the sale of the Shares to the public, including, without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

           7. As to the Shares to be delivered at each Closing Date, the obligations of the Underwriters hereunder shall be subject, in their discretion, to the conditions that all representations and warranties and other statements of the Company herein are, at and as of such Closing Date, true and correct, that the Company shall have performed all of its obligations hereunder required theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Andrews & Kurth L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Closing Date, with respect to the matters covered in paragraphs [(i), (ii), (v), (vii), and (xvii)] of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) White & Case LLP, counsel for the Company shall have furnished to you their written opinion, dated as of such Closing Date, in form and substance satisfactory to you, to the effect that:

                  (i) This Agreement has been duly executed and delivered by the Company;

                  (ii) Each of the U.S. Subsidiaries has been duly incorporated and is validly existing as a company in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its respective properties or the conduct of its respective businesses requires such qualification (except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect, with corporate power and authority to own its properties and conduct its business as described in the Prospectus. All of the issued shares of capital stock of each U.S. Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause, in respect to matters of fact, upon certificates of officers of the Company or the U.S. Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (iii) Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 14 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 14 hereof; and service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over the Company;

                  (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, shareholders' equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

                  (v) The Registration Statement became effective under the Act on or prior to the date hereof; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act; and to the best of such counsel's knowledge, no proceedings therefor have been initiated or threatened or are pending or contemplated by the Commission;

                  (vi) The issue and sale of the Shares being delivered at such Closing Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation of the Company or any of the Subsidiaries or any statute or any order, rule or regulation known to such counsel of any United States Federal or New York Governmental Agency having jurisdiction over the Company or any of the Subsidiaries or any of their properties;

                  (vii) No Governmental Authorization is required for the issue and sale of the Shares, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (viii) The Company and each of the Subsidiaries have all licenses and concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus; and the Company and each of the Subsidiaries have all franchises, permits, authorizations, approvals and orders and other licenses and concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus except where failure to obtain such licenses, franchises, permits, authorizations, approvals and orders will not have a Material Adverse Effect on the financial condition or results of operations of the Company and the Subsidiaries;

                  (ix) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                  (x) Neither the Company nor any of the Subsidiaries is in violation of or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                  (xi) The statements set forth in the Prospectus under the captions "The Offering," "The Restructuring," "Cash Dividend Policy," "Cash Available for Payment of Dividends--Restrictions Imposed by Indenture," "Management," "Certain Relationships and Related Transactions," "Description of Common Shares," "Descriptions of Subordinated Shares," "Securities Eligible For Future Sale," "Taxation--United States Federal Income Taxation," and "Plan of Distribution," insofar as they purport to describe the provisions of the laws and regulations and documents referred to therein, are accurate, complete and fair;

                   (xii) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                  (xiii) The Company is not a PFIC within the meaning of Section 1296 of the Code, and is not likely to become a PFIC;

                  (xiv) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States or the State of New York or to any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or (B) the sale and delivery outside the Netherlands Antilles or Canada by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated herein;

                  (xv) The opinions of such counsel set forth in the Prospectus under the caption "Taxation--United States Federal Income Taxation" are confirmed as of such Closing Date;

                  (xvi) Except as disclosed in the Registration Statement and Prospectus, there are no outstanding (A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or
           (C) obligations of the Company or any Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

                  (xvii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder and they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States.

           (d) Smeets Thesseling Van Bokhorst Spigt, Netherlands Antilles counsel for the Company shall have furnished to you their written opinion, dated such Closing Date, in form and substance satisfactory to you, to the effect that:

                  (i) The Company and each of the Netherlands Antilles Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Netherlands Antilles, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                  (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company and each of the Netherlands Antilles Subsidiaries (including the Shares being delivered at such Closing Date) have been duly and validly authorized and issued and are fully paid and non-assessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares; and there are no restrictions on subsequent transfers of the Shares and the Shares conform to the description of the Common Shares contained in the Prospectus;

                  (iii) All of the issued shares of capital stock of each Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (iv) All Governmental Authorizations required for the Shares to be duly and validly authorized and issued have been obtained or made and are in full force and effect;

                  (v) The Company and each of the Netherlands Antilles Subsidiaries has been duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its respective properties or the conduct of its respective businesses requires such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (vi) Any real property and buildings held under lease by the Company and each of the Netherlands Antilles Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and each of the Netherlands Antilles Subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and each of the Netherlands Antilles Subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or any of the Netherlands Antilles Subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or any of the Netherlands Antilles Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

                  (vii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending before any Governmental Agency in the Netherlands Antilles to which the Company or any of the Netherlands Antilles Subsidiaries is a party or of which any property of the Company or any of the Netherlands Antilles Subsidiaries is the subject; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

                  (viii) This Agreement has been duly authorized, executed and delivered by the Company;

                  (ix) The issuance and sale of the Shares being delivered at such Closing Date and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation of the Company or any statute or any order, rule, or regulation known to such counsel of any Governmental Agency having jurisdiction over the Company or any of its properties;

                  (x) No Governmental Authorization of or with any Governmental Agency is required in the Netherlands Antilles for the issuance and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement;

                  (xi) The Company has all franchises, permits, authorizations, approvals and orders and other licenses and concessions of and from all Governmental Agencies in the Netherlands Antilles that are necessary to own or lease its properties and conduct its businesses as described in the Prospectus, except such licenses, franchises, permits, authorizations, approvals and orders, where the failure to obtain will not have a Material Adverse Effect on the financial condition or results of operations of the Company;

                  (xii) The statements (A) in the Prospectus under the captions "Enforceability of Civil Liabilities," "Risk Factors--Netherlands Antilles law may limit the amount of dividends we can pay you," "Risk Factors--Our board of directors may have conflicts of interest with you," "Risk Factors--You may not be able to sue us effectively in the Netherlands Antilles or Canada," "Risk Factors--A non-negotiated change of control is unlikely," "Risk Factors--The beneficial tax status of our facilities may end," "The Restructuring," "Use of Proceeds," "Capitalization," "Cash Dividend Policy--Effect of Issuance of Additional Shares," "Cash Available for Payment of Dividends--Restrictions Imposed by Netherlands

           Antilles Law," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Political, Inflation, Currency and Interest Rate Risks," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Tax Matters," "Business--Environmental, Health and Safety Matters," "Business--Employees," "Management--Directors and Executive Officers," "Certain Relationships and Related Transactions--Board of Directors," "Description of the Common Shares," and "Description of the Subordinated Shares" and (B) in the Registration Statement in
           Item 14, to the extent such statements relate to matters of Netherlands Antilles law or regulation or to the provisions of documents therein described, are true and accurate in all material respects, and nothing has been omitted from such statements that would make the same misleading in any material respect;

                  (xiii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Netherlands Antilles or to any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or (B) the sale and delivery outside the Netherlands Antilles by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated herein;

                  (xiv) Insofar as matters of the laws of the Netherlands Antilles are concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

                  (xv) The Company's agreement to the choice of law in Section 14 hereof will be recognized by the courts of the Netherlands Antilles; the Company can sue and be sued in its own name under the laws of the Netherlands Antilles; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that this Agreement shall be governed and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 12 hereof will be effective, insofar as the laws of the Netherlands Antilles are concerned, to confer valid personal jurisdiction over the Company; and judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement will be enforceable against the Company in the courts of the Netherlands Antilles;

                  (xvi) The indemnification and contribution provisions set forth in Section 8 hereof do not contravene the public policy of the laws of the Netherlands Antilles;

                  (xvii) All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Netherlands

           Antilles be paid in United States Dollars that may be freely transferred out of the Netherlands Antilles, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Netherlands Antilles and are otherwise free and clear of any other tax, withholding or deduction in the Netherlands Antilles and without the necessity of obtaining any Governmental Authorization in the Netherlands Antilles; and

                  (xviii) The Company is not in violation of its Articles of Incorporation (which are in conformity with the laws of the Netherlands Antilles) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

                  In giving such opinion, such counsel may state that with respect to all matters of United States federal and New York law, they have relied upon the opinions of United States counsel for the Company delivered pursuant to paragraph (c) of this Section 7.

           (e) Stewart McKelvey Stirling Scales, Canadian counsel for Company and the Canadian Subsidiaries shall have furnished to you their written opinion, dated as of such Closing Date, in form and substance satisfactory to you, to the effect that:

                  (i) Each of the Canadian Subsidiaries has been duly incorporated and is validly existing as a company in good standing under the laws of Canada, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and all of the issued shares of capital stock of each Canadian Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause in respect to matters of fact upon certificates of officers of the Company or the Canadian Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (ii) Any real property and buildings held under lease by the Company and the Canadian Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Canadian Subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and the Canadian Subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or the Canadian Subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or the Canadian Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

                  (iii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending before any Governmental Agency in Canada to which the Company or any of the Canadian Subsidiaries is a party or of which any property of the Company or any of the Canadian Subsidiaries is the subject which, if determined adversely to the Company or any of the Canadian Subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, shareholders' equity, results of operations or prospects of the Company; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

                  (iv) No Governmental Authorization of or with any Governmental Agency is required in Canada for the issuance and sale of the Shares by the Company or the consummation by the Company and each of the Canadian Subsidiaries of the transactions contemplated by this Agreement except those that have been obtained and are in full force and effect;

                  (v) Each of the Canadian Subsidiaries has all licenses and concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus; and each of the Canadian Subsidiaries has all franchises, permits, authorizations, approvals and orders and other licenses and concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their businesses as described in the Prospectus except where the failure to obtain such licenses, franchises, permits, authorizations, approvals and orders, will not have a Material Adverse Effect on the financial condition or results of operations of the Canadian Subsidiaries;

                  (vi) None of the Canadian Subsidiaries is in violation of, or in default in the performance or observance of, any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                  (vii) To the best of such counsel's knowledge, neither of the Company nor any of the Canadian Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which they are a party or by which they or any of their properties may be bound or is in violation of its Articles of Incorporation or By-laws;

                  (viii) The statements in the Prospectus under the captions "Enforceability of Certain Civil Liabilities," "Risk Factors--You may not be able to sue us effectively in the Netherlands

           Antilles or Canada," "Risk Factors--Environmental and Other Regulations," "Risk Factors--Canadian income taxes could increase," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental, Health and Safety Matters," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Tax Matters," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Legal Proceedings," "Business--Environmental, Health and Safety Matters," and "Business--Employees" are true and accurate in all material respects, and nothing has been omitted from such statements that would make the same misleading in any material respect;

                  (ix) Each of the Canadian Subsidiaries' agreement to the choice of law in Section 14 hereof will be recognized by the courts of Canada and each Canadian Subsidiary can sue and be sued in its own name under the laws of Canada; the irrevocable submission of each Canadian Subsidiary to the exclusive jurisdiction of a New York Court, the waiver by each Canadian Subsidiary of any objection to the venue of a proceeding of a New York Court and the agreement of each Canadian Subsidiary that this Agreement shall be governed and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 12 hereof will be effective, insofar as the laws of Canada are concerned, to confer valid personal jurisdiction over each Canadian Subsidiary; and judgment obtained in a New York Court arising out of or in relation to the obligations of each Canadian Subsidiary under this Agreement will be enforceable against each Canadian Subsidiary in the courts of Canada; and

                  (x) No stamp or other issuance or transfer taxes or duties and no capital gains, income withholding or other taxes are payable by or on behalf of the Underwriters to Canada or to any political subdivision or taxing authority thereof or therein in connection with
           (A) the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Canada by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated herein.

                  In giving such opinion, such counsel may state that with respect to all matters of United States federal and New York law, they have relied upon the opinions of United States counsel for the Company delivered pursuant to paragraph (c) of this Section 7.

           (f) At the time this Agreement is executed and at each Closing Date, you shall have received a letter, from Arthur Andersen LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of each Closing Date, and in form and substance satisfactory to you, to the effect that:

                  (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them;

                  (ii) in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable published rules and regulations of the Commission thereunder;

                  (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its Subsidiaries, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its Subsidiaries and the committees of such boards subsequent to the date of the most recent audited consolidated balance sheet of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, inquiries of officers and other employees of the Company and its Subsidiaries who have responsibility for financial and accounting matters of the Company and its Subsidiaries with respect to transactions and events subsequent to the date of the most recent audited consolidated balance sheet of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles except to the extent certain footnote disclosures have been omitted in accordance with applicable rules of the Commission under the Exchange Act applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to the date of the most recent consolidated balance sheet of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its Subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases that the Registration Statement and the Prospectus disclose have occurred or may occur or that are set forth in such letter or (C) that during the period from the date following the date of the most recent consolidated balance sheet of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus to the date of the most recent available monthly consolidated financial statements of the Company and its Subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases that the Registration Statement and the Prospectus disclose have occurred or may occur or that are set forth in such letter;

                  (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its Subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its Subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement; and

                  (v) any unaudited pro forma consolidated financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

The Underwriters shall have also received at the time this Agreement is executed and at each Closing Date an opinion (satisfactory in form and substance to the Underwriters and counsel to the Underwriters), dated as of the relevant Closing Date, of PricewaterhouseCoopers, special Netherlands Antilles tax counsel to the Company and of Arthur Andersen, special Canadian tax counsel to the Company;

           (g) (i) Neither the Company nor any of the Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, collision, grounding, spill, flood, hurricane, storm or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity, results of operations or prospects of the Company and the Subsidiaries, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus;

           (h) The Shares to be sold by the Company at such Closing Date shall have been duly listed for quotation on the NYSE;

           (i) Prior to or on the date hereof, the Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the Company's officers and directors and such of its shareholders as have been heretofore designated by you and listed on Schedule II attached hereto substantially to the effect set forth in Subsection 5(e) hereof (providing for a 180-day "lock-up" period) in form and substance satisfactory to you;

           (j) The Company shall have complied with Section 5(c) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement;

           (k) The Company shall have furnished or caused to be furnished to you at such Closing Date, certificates of officers thereof satisfactory to you as to the accuracy of the representations and warranties of the Company herein, at and as of such Closing Date, as to the performance by such parties of all of their respective obligations hereunder to be performed at or prior to such Closing Date, and as to such other matters as you may reasonably request and the Company shall have furnished or caused to be furnished certificates as to matters set forth in subsections (a) and (g) of this Section, and as to such other matters as you may reasonably request;

           (l) Andrews & Kurth L.L.P., counsel to the Underwriters, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement; and

           (m) The Underwriters shall have received written advice from the NASD that the NASD raises no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for the offering of the Common Shares.

           8. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

                  (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the Section "Plan of Distribution" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                  (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

           9. If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions that the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                  (a) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 6, 8(a) and 8(d) hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                  (b) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

           10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or any controlling person and shall survive delivery of and payment for the Shares.

           11. (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 6 and 8 hereof shall at all times be in full force and effect.

                  (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Optional Shares at any time prior to an Option Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; (ii) the Commission or the NYSE suspends trading in the Common Shares or there is a suspension or material limitation of trading on the NYSE or on the Nasdaq National Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NYSE by the NYSE or by order of the Commission or any other governmental authority having jurisdiction; (iii) there has been any downgrading in the rating of any of the Company's debt securities by any "nationally recognized statistical rating-organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) a banking moratorium has been declared by a state or federal authority or a new restriction materially adversely affecting the distribution of the Shares; (v) a change or development involving a prospective change in the United States, Netherlands Antilles or Canada taxation affecting the Company, the Shares or the transfer thereof or the imposition of exchange controls by such countries has occurred; (vi) an outbreak or escalation of hostilities has occurred involving the United States, Netherlands Antilles or Canada or any of the Persian Gulf States (as defined below) or the declaration by the United States, the Netherlands Antilles, Canada or any of the Persian Gulf States of a national emergency or war, if the effect of any such event specified in this clause (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus; or (vii) there is an occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, Netherlands Antilles or Canada or any of the Persian Gulf States or elsewhere which, in the judgment of the Representatives would materially and adversely affect the financial markets or the market for the Shares and other equity securities. For purposes of this Agreement, the term "Persian Gulf States" shall mean Iran, Iraq, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

           12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

           All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at 245 Park Avenue, New York, New York 10167, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

           13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

           14. Each of the parties hereto irrevocably (a) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (b) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding and (c) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby that may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company by such party.

           15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

           16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

           17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

           18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

           If the foregoing is in accordance with your understanding, please sign and return to us one of the counterparts hereof for each of the Company and for the Representatives plus one for each counsel and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       Statia Terminals Group N.V.

                                       By: __________________________________
                                            Name: ___________________________
                                            Title: __________________________



Accepted as of the date hereof:
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Dain Rauscher Wessels,
  a division of Dain Rauscher Incorporated


By: ______________________________________________
              (Bear, Stearns & Co. Inc.)

                                   SCHEDULE I

                                                                                                             Number of Optional
                                                                                                          Shares to be Purchased if
                                                                            Total Number of Firm                Maximum Option
                         Underwriter                                       Shares to be Purchased                 Exercised
---------------------------------------------------------------------      ----------------------         -------------------------
Bear, Stearns & Co. Inc..............................................
Morgan Stanley & Co. Incorporated ...................................
Prudential Securities Incorporated...................................
Dain Rauscher Wessels,
  a division of Dain Rauscher Incorporated ..........................






          Total......................................................


                                   SCHEDULE II

           [Names of Shareholders subject to the lock-up provision.]